UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2025

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500

Berkeley Heights, NJ 07922

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYCC	The Nasdaq Stock Market LLC
Preferred Stock, $0.001 par value	CYCCP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On January 31, 2025, the creditors voluntary liquidation (“CVL”) of Cyclacel Limited (“Subsidiary”), the United Kingdom subsidiary of Cyclacel Pharmaceuticals, Inc. (“Company” or “Cyclacel”), was announced in the London Gazette, one of the official public records of the government of the United Kingdom. The board of directors of the Company determined that the Subsidiary should be placed into CVL and at a general meeting of the Subsidiary it was resolved that the Subsidiary be wound up voluntarily and joint liquidators appointed (James Hopkirk and Carrie James of Kreston Reeves LLP) to effect the liquidation of the Subsidiary. The CVL of the Subsidiary is consistent with the Company’s prior disclosures of exploring and reviewing strategic alternatives and reducing operating costs. The Company intends to purchase from the liquidators plogosertib, a Polo-like kinase inhibitor which has reached Phase 1 clinical studies. Cyclacel plans to continue to progress the plogosertib program with the development of a new, alternative salt, oral formulation with improved bioavailability. As part of the Company’s efforts to reduce operating costs it has determined to focus on the development of plogosertib only and therefore fadraciclib, the Subsidiary’s other drug development program, is being marketed for sale by the liquidators through Hilco Appraisals Limited, a firm of professional valuation agents and will no longer be part of the assets of the Company.

With the commencement of the liquidation of the Subsidiary, the Company will no longer be considered to have control over the Subsidiary and the financial results of the Subsidiary will be deconsolidated from those of the Company. The deconsolidation, which is anticipated to increase stockholders’ equity by approximately $5.6 million, will be reported in the Company’s Form 10-Q for the three months ended March 31, 2025.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things, statements related to the Company’s intention to purchase plogosertib. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. These risks and uncertainties include the risk that the Company may not be successful in acquiring plogosertib, and the other risks described more fully in Cyclacel Pharmaceuticals’ filings with the Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ending December 31, 2023 and its other documents subsequently filed with or furnished to the Commission, including its Form 10-Q for the quarter ended September 30, 2024. For a further list and description of the risks and uncertainties the Company faces, please refer to our most recent Annual Report on Form 10-K and other periodic filings we file with the Commission that are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 5, 2025	Cyclacel Pharmaceuticals, Inc.

	By:	/s/ David Lazar
		Name:	David Lazar
		Title:	Interim Chief Executive Officer

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